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                                                                        EX-99.G8
                                                                Exhibit 23(g)(8)

                                   As of 1998

VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto, as Amended November 20, 1997 ("Agreement")

Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Large-Cap Value Equity Portfolio, The Aggressive Growth Portfolio (renamed the Mid-Cap Growth Equity Portfolio), The Intermediate Fixed Income Portfolio, The Limited-Term Maturity Portfolio and the Small/Mid-Cap Value Equity Portfolio (the "Portfolios") hereby appoints The Chase Manhattan Bank to provide custodial services for this Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A to the Agreement effective 1998. Kindly acknowledge your agreement to provide such services and to add this Series to Schedule A by signing in the space provided below.

                             DELAWARE GROUP POOLED TRUST, INC.
                                      on behalf of The Large-Cap Value
                                      Equity Portfolio, The Aggressive
                                      Growth Portfolio, The Intermediate
                                      Fixed Income Portfolio, The
                             Limited-Term Maturity Portfolio and
                                      the Small/Mid-Cap Value Equity
                                      Portfolio

                             By:________________________________
                                      David K. Downes
                             Its:     Executive Vice President
                                      Chief Operating Officer
                                      Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

By:_____________________

Its:____________________